Series 1
Notice to Shareholders

At a special meeting of shareholders on December 3, 2002, portfolio shareholders approved the following proposals:

- Elect trustees for the portfolio.* The individuals listed in the table below were elected as trustees for the portfolio. All trustees served as trustees to the portfolio prior to the shareholder meeting.

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          Trustee                     For          Withheld       Approved By
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John J. Brennan                  7,963,781,245   256,332,887          96.9%
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Charles D. Ellis                 7,946,489,124   273,625,008          96.7
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Rajiv L. Gupta                   7,946,786,965   273,327,166          96.7
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JoAnn Heffernan Heisen           7,949,272,990   270,841,142          96.7
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Burton G. Malkiel                7,936,550,788   283,563,344          96.6
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Alfred M. Rankin, Jr.            7,957,514,304   262,599,827          96.8
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J. Lawrence Wilson               7,943,399,420   276,714,712          96.6
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*Results are for all portfolios within Vanguard Variable Insurance Fund.

- Change the portfolio's policy on investing in other mutual funds. This change enables the portfolio to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the portfolio to achieve greater diversification and to earn modestly higher returns on its cash reserves. The portfolio will need Securities and Exchange Commission approval before implementing this new cash management program.

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     For                Against                 Abstain           Approved By
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564,141,071           40,971,200              34,566,832              88.2%
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- Change the portfolio's industry concentration policy. Under the portfolio's new industry concentration policy, the portfolio will invest more than 25% of its assets in securities issued by companies in the financial services industry in order to take better advantage of available money market opportunities.

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    For                 Against                Abstain            Approved By
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556,624,467           42,280,764              40,773,873              87.0%
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Note: Vote tabulations are rounded to the nearest whole number.